Exhibit 5.1

                              BLACKBURN & STOLL, LC
                                Attorneys at Law
                          257 East 200 South, Suite 400
                           Salt Lake City, Utah 84111

                                                        Telephone (801) 521-7900
                                                              Fax (801) 521-7965


                                December 16, 2004


Green Plains Renewable Energy, Inc.
9635 Irvine Bay Court
Las Vegas, Nevada 89147

         Re: Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to Green Plains Renewable Energy, Inc. (the "Company") in the preparation of a Registration Statement on Form S-1 filed on December 16, 2004, to which this opinion is attached as Exhibit 5.1 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the sale of up to 3,800,000 shares the Company's common stock (the "Shares"), par value $.001 per share, and warrants exercisable for up to 950,000 shares of the Company's common stock (the "Warrant Shares"). .

         This opinion is an exhibit to the Registration Statement, and is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-X under the Securities Act of 1933, as amended (the "1933 Act").

         In that capacity, we have reviewed the Registration Statement, and other documents, corporate records, certificates, and other instruments for purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein, we have, to the extent we deemed appropriate, relied upon statements and representations of officers and other representatives of the Company and others.

         The law covered by the opinion expressed herein is limited to the Iowa Business Corporation Act and we do not express any opinion herein concerning any other law.

         Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

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                  (A) Upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

                  (B) Upon the issuance and sale of the Warrant Shares in the manner contemplated by the Registration Statement and the warrant agreement, the Warrants Shares, when issued and delivered against the exercise price therefore in accordance with the other terms set forth in the Registration Statement and warrant agreement, will be legally and validly issued, fully paid and nonassessable securities of the Company.

         In rendering this opinion, we have assumed that the certificates representing the Shares and Warrant Shares and the warrant agreement will conform to the form of specimens examined by us and such certificates and warrant agreements will be duly executed and delivered by the Company.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Blackburn & Stoll, LC

                                                   BLACKBURN & STOLL, LC

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